Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Balance Sheet as of December 31, 2005 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 2004 and 2005 have been prepared to give effect to the acquisition by OMNI Energy Services Corp. (the “Company”) of Preheat, Inc. (“Preheat”) on February 14, 2006, and to assist investors and readers of our financial statements in understanding what our combined results could be on an annual basis had the acquisitions of Trussco, Inc. and Trussco Properties, L.L.C. (“Trussco”) and Preheat, Inc. occurred on January 1, 2004.

The pro forma financial statements give pro forma effect to (i) the acquisition of Preheat; and (ii) the acquisition of Trussco on June 30, 2004, as if the acquisitions had occurred on January 1, 2004. The financial information for Preheat has been combined in the pro forma financial statements to reflect the acquisitions of the entity’s common stock from the selling shareholders.

The unaudited pro forma information is based upon available information and certain assumptions and adjustments, described in the accompanying notes, that the Company believes are reasonable in the circumstances. Pro forma adjustments are applied to the historical financial statements of the Company, Trussco and Preheat. The unaudited pro forma financial statements do not purport to represent what our financial condition or results of operations actually would have been if the events described above had occurred as of the dates indicated or what our results will be in future periods. The acquisitions of Trussco and Preheat are accounted for under the purchase method of accounting. The purchase price allocation, related to Preheat, among the assets acquired and the assignment of lives to the intangible assets are preliminary and subject to further evaluation, as the Company has not yet finalized its valuation and its allocation of the purchase price to the assets and liabilities acquired.

The pro forma financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005.

OMNI Energy Services Corp.

Pro Forma Condensed Combined Balance Sheet

December 31, 2005

(in thousands)

(unaudited)

	OMNI	Preheat	Total	Pro Forma Adjustments	Total Pro Forma
CURRENT ASSETS
Cash and cash equivalents	$174	$1,231	$1,405	$284	$1,689
Accounts receivable, net	8,094	5,324	13,418	—	13,418
Other receivables	1,882	57	1,939	—	1,939
Prepaid expenses	2,458	183	2,641	(69)	2,572
Deferred tax asset	2,000	—	2,000	—	2,000
Inventory	1,787	800	2,587	1,017	3,604
Current assets of discontinued operations	295	—	295	—	295
Other current assets	108	—	108	—	108

Total current assets	16,798	7,595	24,393	1,232	25,625

FIXED ASSETS
Property, plant and equipment	39,587	13,508	53,095	2,018	55,113
Accumulated depreciation	(24,665)	(6,823)	(31,488)	6,823	(24,665)

Total property, plant and equipment, net	14,922	6,685	21,607	8,841	30,448

OTHER ASSETS
Goodwill	3,048	—	3,048	213	3,261
Intangible assets	1,920	—	1,920	—	1,920
Licenses, permits and other intangible assets, net	5,068	—	5,068	—	5,068
Other non-current assets of discontinued operations	4,767	—	4,767	—	4,767
Due from stockholders and affiliates	—	1,995	1,995	(1,995)	—
Other assets	463	670	1,133	(520)	613

	15,266	2,665	17,931	(2,302)	15,629
Accumulated amortization	(3,228)	—	(3,228)	—	(3,228)

Total other assets	12,038	2,665	14,703	(2,302)	12,401

Total assets	$43,758	$16,945	$60,703	$7,771	$68,474

See Notes to Unaudited Pro Forma Financial Statements

OMNI Energy Services Corp.

Pro Forma Condensed Combined Balance Sheet—(Continued)

December 31, 2005

(in thousands)

(unaudited)

	OMNI	Preheat	Total	Pro Forma Adjustments	Total Pro Forma
CURRENT LIABILITIES
Accounts payable	$5,374	$605	$5,979	$—	$5,979
Accrued expenses	731	983	1,714	—	1,714
Due to affiliates	345	—	345	—	345
Other current liabilities	306	—	306	—	306
Revolver	4,750	—	4,750	2,561	7,311
Current liabilities of discontinued operations	698	—	698	—	698
Notes payable—insurance notes	1,692	—	1,692	—	1,692
Notes payable and current maturities of long-term debt	2,926	1,546	4,472	(1,021)	3,451

Total current liabilities	16,822	3,134	19,956	1,540	21,496

LONG-TERM LIABILITIES
Notes payable	20,416	1,272	21,688	15,728	37,416
Other long-term liabilities	3	826	829	(826)	3
Less: current maturities of long-term debt	(4,618)	(1,021)	(5,639)	1,021	(4,618)

Total long-term liabilities	15,801	1,077	16,878	15,923	32,801

Total liabilities	32,623	4,211	36,834	17,463	54,297

STOCKHOLDERS’ EQUITY
Preferred stock	806	—	806	—	806
Common stock	153	1	154	8	162
Additional paid in capital	75,787	—	75,787	3,033	78,820
Preferred stock dividends	123	—	123	—	123
Retained earnings	(65,470)	13,733	(51,737)	(13,733)	(65,470)

	11,399	13,734	25,133	(10,692)	14,441
Less: treasury stock	(264)	(1,000)	(1,264)	1,000	(264)

Total stockholders’ equity	11,135	12,734	23,869	(9,692)	14,177

Total liabilities and stockholders’ equity	$43,758	$16,945	$60,703	$7,771	$68,474

See Notes to Unaudited Pro Forma Financial Statements

OMNI Energy Services Corp.

Pro Forma Condensed Combined Statements of Operations

For the year ended December 31, 2005

(In thousands, except per share data)

(unaudited)

	OMNI	Preheat	Total	Reclass. (a)	Pro Forma Adjustments	Total Pro Forma
Operating revenues	$43,350	$20,692	$64,042	$541	$—	$64,583
Operating expenses:
Direct costs	27,515	1,031	28,546	11,369	(749)	39,166
Depreciation and amortization	4,627	1,668	6,295	—	122	6,417
Operating expenses	—	15,325	15,325	(15,325)	—	—
General and administrative expenses	8,497	—	8,497	4,520	(1,038)	11,979
(Gain) loss on disposal of fixed assets	—	(20)	(20)	20	—	—

Total operating expenses	40,639	18,004	58,643	584	(1,665)	57,562

Operating income	2,711	2,688	5,399	(43)	1,665	7,021
Interest expense	2,836	98	2,934	—	1,940	4,874
Gain on debt extinguishment	(758)	—	(758)	—	—	(758)
Other (income) expense, net	(835)	(25)	(860)	(43)	—	(903)

Income from continuing operations before income taxes	1,468	2,615	4,083	—	(275)	3,808
Income tax (expense) benefit	508	(1,019)	(511)	—	1,019	508

Income from continuing operations	1,976	1,596	3,572	—	744	4,316
Loss from discontinued operations	(3,978)	—	(3,978)	—	—	(3,978)
Loss on sale of discontinued operations assets	(2,271)	—	(2,271)	—	—	(2,271)

Net income (loss)	(4,273)	1,596	(2,677)	—	744	(1,933)
Dividends on preferred stock	(249)	—	(249)	—	—	(249)
Non-cash charge attributable to beneficial conversion feature of preferred stock	(745)	—	(745)	—	—	(745)

Net income (loss) available to common stockholders	$(5,267)	$1,596	$(3,671)	$—	$744	$(2,927)

Basic income (loss) per share:
Income from continuing operations	$0.07					$0.23
Loss from discontinued operations	(0.30)					(0.28)
Loss on disposal of discontinued operations assets	(0.17)					(0.16)

Net loss available to common stockholders	$(0.40)					$(0.21)

Diluted income (loss) per share:
Income from continuing operations	$0.07					$0.23
Loss from discontinued operations	(0.29)					(0.27)
Loss on disposal of discontinued operations assets	(0.16)					(0.16)

Net loss available to common stockholders	$(0.38)					$(0.20)

Weighted average common shares outstanding:
Basic	13,251				900	14,151
Diluted	13,683				900	14,583

(a)	Reclassifications are presented to conform the presentation of Preheat’s audited amounts to OMNI’s classifications.

See Notes to Unaudited Pro Forma Financial Statements

OMNI Energy Services Corp.

Pro Forma Condensed Combined Statements of Operations

For the year ended December 31, 2004

(In thousands, except per share data)

(unaudited)

	OMNI	Trussco (a)	Pro Forma Adjustments	Pro Forma Consolidated- OMNI	Preheat	Reclass. (b)	Pro Forma Adjustments	Total Pro Forma
Operating revenues	$39,064	$9,474	$—	$48,538	$15,381	$398	$—	$64,317
Operating expenses:
Direct costs	28,510	5,782	—	34,292	685	8,542	(749)	42,770
Depreciation and amortization	4,282	330	612	5,224	1,400	—	390	7,014
Operating expenses	—	—	—	—	12,273	(12,273)	—	—
General and administrative expenses	9,464	2,482	—	11,946	—	4,061	(434)	15,573
(Gain) loss on disposal of fixed assets	—	—	—	—	69	(69)	—	—

Total operating expenses	42,256	8,594	612	51,462	14,427	261	(793)	65,357

Operating income (loss)	(3,192)	880	(612)	(2,924)	954	137	793	(1,040)
Interest expense	3,288	73	350	3,711	50	—	1,936	5,697
Loss on debt extinguishment	729	—	—	729	—	—	—	729
Other (income) expense, net	290	(15)	(32)	243	(54)	137	—	326

Income (loss) from continuing operations before income taxes	(7,499)	822	(930)	(7,607)	958	—	(1,143)	(7,792)
Income tax (expense) benefit	—	—	—	—	(400)	—	400	—

Income (loss) from continuing operations	(7,499)	822	(930)	(7,607)	558	—	(743)	(7,792)
Loss from discontinued operations	(6,756)	—	—	(6,756)	—	—	—	(6,756)

Net loss	(14,255)	822	(930)	(14,363)	558	—	(743)	(14,548)
Dividends on preferred stock	(490)	—	—	(490)	—	—	—	(490)

Net income (loss) available to common stockholders	$(14,745)	$822	$(930)	$(14,853)	$558	$—	$(743)	$(15,038)

Basic loss per share:
Loss from continuing operations	$(0.73)							$(0.70)
Loss from discontinued operations	(0.62)							(0.57)

Net loss available to common stockholders	$(1.35)							$(1.27)

Diluted loss per share:
Loss from continuing operations	$(0.73)							$(0.70)
Loss from discontinued operations	(0.62)							(0.57)

Net loss available to common stockholders	$(1.35)							$(1.27)

Weighted average common shares outstanding:
Basic	10,884						900	11,784
Diluted	10,884						900	11,784

(a)	For the period January 1, 2004 through acquisition date of June 30, 2004.
(b)	Reclassifications are presented to conform the presentation of Preheat’s audited amounts to OMNI’s classifications.

See Notes to Unaudited Pro Forma Financial Statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Basis of Presentation

The combination will be accounted for using purchase method of accounting and amounts paid in excess of the fair values of assets acquired and liabilities assumed are recorded as goodwill. The Unaudited Pro Forma Combined Statements of Operations for the periods presented are comprised of OMNI Energy Services Corp. and Subsidiaries (“OMNI”), the acquisitions of Trussco, Inc. and Trussco Properties, L.L.C (collectively “Trussco”) and Preheat as if these acquisitions occurred on January 1, 2004. The Pro Forma Combined Balance Sheet is comprised of OMNI and Preheat as if the acquisition occurred on December 31, 2005. Originally Trussco was acquired effective June 30, 2004 and the acquisition of Preheat was completed on February 14, 2006. Accordingly, the operations of Trussco for periods subsequent to June 30, 2004 are included within the operations of OMNI.

Total consideration for the purchase of Preheat is comprised of cash, debt and 900,000 shares of the common stock of OMNI in exchange for all of the outstanding common stock of Preheat. In addition, at the time of closing, Preheat was required to have on hand working capital in excess of $4.5 million. Working capital is defined as cash and accounts receivable less accounts payable. OMNI stock is valued below at $3.38 per share, which represents the average closing price of the stock five days before and after December 29, 2005, the date of the signing of the definitive agreement. The following is a summary of the purchase price of Preheat (in thousands, except share amounts):

Cash paid at closing to selling stockholders	$16,000
Note payable to former stockholders	4,000
Shares of common stock of OMNI (900,000 shares)	3,042

$23,042
Add: Assumption of long-term debt	1,797
Less: Amount received on collection of affiliate debt owed to Preheat	(1,995)

$22,844

The allocation of the purchase price is based upon an assessment of the fair value of the assets and liabilities of Preheat at December 31, 2005 which is as follows (in thousands):

Current assets	$8,542
Fixed assets	15,526
Other assets	2,145
Goodwill	213
Assumption of operating payables	(1,587)
Assumption of long term debt	(1,797)

$23,042

Management is in the process of completing an independent valuation study by a reputable third party valuation firm. Upon finalization of the allocation of the purchase price to the assets and liabilities acquired, goodwill may be adjusted but management does not expect such adjustment to be material.

Certain reclassifications have been made to the financial statements of Preheat to conform to OMNI’s method of presentation. The reclassifications had no effect on net income.

The following are footnotes to the Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2005 (in thousands, except share amounts):

Acquisition of equipment through exchange of non-monetary assets

As a condition of the acquisition, OMNI will receive an aircraft and pressure washers owned individually by the stockholders of the Preheat, or one of their affiliated companies, in exchange for the cash surrender value of life insurance policies, and the related prepaid expenses, owned by Preheat. A pro forma adjustment is required as follows:

Decrease in:
Other assets—reduction in cash surrender value of officer’s life insurance	$520
Prepaid expenses—reduction in advance payments of officer’s life insurance premiums	69

Book value of assets exchanged for fixed assets	$589

Satisfaction of stockholder and affiliate debt
As a condition of the acquisition, all debts of the stockholders and affiliates will be satisfied. A pro forma adjustment is required as follows:
Increase in Cash and Cash Equivalents	$1,995

Reduction of Due from Stockholders and Affiliates	$(1,995)

Increase in inventory

At the time of acquisition, OMNI will account for spare parts used in repairs and maintenance as inventory, a method different from Preheat’s accounting method of expensing them when incurred. A pro forma adjustment is required as follows:

Increase in inventory	$1,017

Allocation of purchase price to non-current assets

As a result of the acquisition, allocation of the purchase price to non-current assets is required. Based upon management’s estimates, the allocation to non-current assets requires the following pro forma adjustments:

Increase in goodwill	$213
Increase in fixed assets	1,429
Reduction of accumulated depreciation of Preheat	(6,823)

$(5,181)

Debt incurred as a result of the acquisition
As a result of the acquisition, it is anticipated that funds will be borrowed from various sources. Pro forma adjustments are required as follows:
Increase in long-term debt—Term A loan—acquisition component	$7,000
Increase in long-term debt—Term B loan—acquisition component	6,000
Increase in Revolver	3,086
Increase in long-term debt—buyer promissory notes	4,000

$20,086

Payment of long-term debt of Preheat

Upon closing of the acquisition, OMNI will pay off Preheat’s long-term and short-term debt to financial institutions. It is anticipated that the funds received in satisfaction of the stockholder and affiliate debt mentioned above will be used to pay off the financial institution debt. A pro forma adjustment is required as follows:

Reduction in debt	$(1,797)

Reduction in cash and cash equivalents	$(1,797)

Reduction in Other long-term liabilities

As a result of the acquisition, the deferred income tax credit included on the balance sheet of Preheat will be removed by virtue of the offset with OMNI’s net operating loss carryforward. A pro forma adjustment is required as follows:

Reduction in deferred income tax credit	$(826)

Increase in Common Stock and Additional Paid in Capital

As a condition of the acquisition, OMNI will issue to the selling stockholders of Preheat 900,000 shares of OMNI’s common stock. Additionally, the treasury stock of Preheat will be eliminated. Pro forma adjustments are required as follows:

Increase in common stock (at par)	$8
Increase in additional paid in capital	3,033
Decrease in treasury stock	(1,000)

$2,041

The following are footnotes to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2005 (in thousands):

PREHEAT

Direct costs
Reduction in direct costs following the acquisition (as follows):
Equipment rental expense—removal of rent related to pressure washers to be purchased that were previously rented	$(720)
Various minor costs to be eliminated following the acquisition	(29)	$(749)

Depreciation and amortization
Net increase in depreciation expense related to the acquisition of equipment with an estimated fair market value of $15,526 depreciated over various useful lives		$122

General and administrative expense
Reduction in general and administrative expenses following the acquisition (as follows):
Reduction in salaries paid to management and shareholders	$(752)
Reduction in expenses related to aircraft rental	(125)
Reduction in life insurance expense	(95)
Various minor costs to be eliminated following the acquisition	(66)	$(1,038)

Interest expense
Net increase in interest expense based upon a total borrowing of $20,086 to fund the acquisition of Preheat at interest rates ranging from 5% to 12.41%		$1,940

Income taxes
Reduction of income taxes incurred by Preheat which were based upon taxable income which would have been offset by OMNI’s net operating loss carryforward		$(1,019)

The following are footnotes to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2004 (in thousands):

TRUSSCO

Depreciation and amortization
Increase in depreciation expense on assets acquired with a fair value of $3,766 with an assumed estimated useful life of five years	$362
Adjustment of amortization expense related to the acquisition between the amount recorded at December 31, 2004 and the actual amount based upon final allocations of acquisition cost	250	$612

Interest expense
Increase in interest expense based upon a total estimated borrowing of approximately $10,339 to fund the purchase of Trussco at OMNI’s average borrowing rage of 6.8%		$350

Other income (expense), net
Decrease in expense for a reduction in stockholder expenses that will be eliminated by new compensation agreements with management/stockholders of Trussco at acquisition		$(32)

PREHEAT

Direct costs
Reduction in direct costs following the acquisition (as follows):
Equipment rental expense—removal of rent related to pressure washers to be purchased in conjunction with the acquisition of Preheat	$(720)
Various minor costs to be eliminated following the acquisition	(29)	$(749)

Depreciation and amortization
Net increase in depreciation expense related to the acquisition of equipment with an estimated fair market value of $15,519 depreciated over various useful lives		$390

General and administrative expense
Reduction in general and administrative expenses following the acquisition (as follows):
Reduction in salaries paid to management and shareholders	$(240)
Reduction in expenses related to aircraft rental	(123)
Various minor costs to be eliminated following the acquisition	(71)	$(434)

Interest expense
Net increase in interest expense based upon a total borrowing of $20,086 to fund the acquisition of Preheat at interest rates ranging from 5% to 12.41%		$1,936

Income taxes
Reduction of income taxes incurred by Preheat which were based upon taxable income which would have been offset OMNI’s net operating loss carryforward		$(400)